Exhibit 15.1

Han Kun Law Offices
Suite 906, Office Tower C1, Oriental Plaza
No. 1 East Chang An Ave.
Beijing 100738
The People’s Republic of China
Tel: (86 10) 8525 5500
Fax: (86 10) 8525 5511

Date: May 12, 2011

Bitauto Holdings Limited
New Century Hotel Office Tower, 6/F
No. 6 South Capital Stadium Road
Beijing, 100044
The People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “REGULATION” and “RISK FACTORS” included in the Form 20-F, which will be filed by Bitauto Holdings Limited, on May 12, 2011, with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2010.

Sincerely yours,

/s/ Han Kun Law Offices